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                                                                     Exhibit 3.3

                     RESOLUTION DU CONSEIL D'ADMINISTRATION
                                       de
                              SERVICES FARMICO INC.

RESOLU:

                     Que le reglement suivant soit decrete:

                                 REGLEMENT NO UN

          Un reglement general se rapportant a la reglementation des affaires de SERVICES FARMICO INC.

          QU'IL SOIT DECRETE par les presentes, a titre de Reglement Numero UN de SERVICES FARMICO INC. (ci-apres designee comme la "Compagnie"), ce qui suit:

          QUE tous les reglements anterieurs de la Compagnie, a l'exception du Reglement Douzieme (reglement bancaire) et du Reglement Numero 1985 (reglement autorisant la continuation), soient et sont par les presentes abroges et remplaces comme suit:

                          DEFINITIONS ET INTERPRETATION

1. Dans ce reglement et tous les autres reglements de la Compagnie, a moins que le contexte ne s'y oppose:

     [a] "Loi" designe la Loi sur les compagnies de la province de Quebec [L.R.Q. 1977, c. C-38], telle qu'amendee et toute loi pouvant y etre substituee; en cas de modification ou de substitution, toute reference contenue aux reglements de la Compagnie sera interpretee comme une reference aux dispositions de la Loi telle que modifiees ou substituees;

     [b] "statuts" designent les statuts de constitution de la Compagnie ainsi que toutes les modifications y apportees subsequemment;

     [c] "reglements" designent le present reglement ainsi que tous les autres reglements de la Compagnie en vigueur;

     [d] les termes employes au singulier seulement comprennent le pluriel et vice-versa; ceux employes au masculin comprennent le feminin et vice-versa; les expressions designant des personnes physiques

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          designent egalement des personnes morales, societes, compagnies, syndicats, fiducies et tout autre groupement de personnes physique ou morales;

     [e] les titres de ce reglement n'apparaissent que pour en faciliter la consultation et ne doivent pas etre consideres dans l'interpretation des dispositions du reglement et l'on ne doit pas presumer qu'ils modifient ou expliquent la portee ou le sens desdites expressions ou dispositions;

     [f] sous reserve de ce qui precede, les definitions prevues a la Loi s'appliquent au reglement.

                                  SIEGE SOCIAL

2. La Compagnie maintient en permanence un siege social dans la province de Quebec, dans le district judiciaire indique a ses statuts. La Compagnie peut changer l'adresse de son siege social dans les limites du district judiciaire indique a ses statuts par resolution des administrateurs. Elle peut de plus transferer son siege social dans un autre district judiciaire en modifiant ses statuts et cette modification prendra effet a compter de la date du certificat de modification l'attestant.

                                SCEAU CORPORATIF

3. La Compagnie peut avoir un ou plusieurs sceaux corporatifs que le Conseil d'administration adopte et change par resolution, quand il le juge opportun.

                                 ADMINISTRATEURS

4. NOMBRE ET FONCTIONS. Les affaires de la Compagnie sont administrees par un Conseil d'administration qui consiste en un nombre precis, ou un nombre minimal et un nombre maximal, d'administrateurs tel qu'enonce aux statuts. Toutefois, lorsque des valeurs mobilieres de la Compagnie ont ete emises par voie de distribution publique et sont en circulation, le Conseil d'administration se compose d'au moins trois [3] administrateurs.

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5.        QUALIFICATIONS.  Sauf disposition contraire des statuts, il n'est pas necessaire d'etre actionnaire ou resident du Canada ou du Quebec pour etre administrateur de la Compagnie. Par ailleurs, peuvent etre administrateurs toutes personnes physiques, a l'exception des personnes agees de moins de dix-huit [18] ans, des interdits, des faibles d'esprit declares incapables par un tribunal, meme d'une autre province ou d'un autre pays et des faillis non liberes.

6. REMPLACEMENT. S'il survient une vacance au sein du Conseil d'administration, a moins que la vacance n'ait ete comblee lors d'une assemblee des actionnaires, les administrateurs peuvent y pourvoir, en nommant aux postes vacants, pour le reste du terme, des personnes possedant les qualites requises.

7. DUREE DU MANDAT. Le mandat d'un administrateur debute a la date de l'assemblee a laquelle il est elu ou nomme et expire a la date de l'assemblee annuelle suivant son election ou sa nomination ou, si une election d'administra-teurs n'a pas lieu a telle assemblee ou si telle assemblee n'a pas lieu, a la date a laquelle son successeur est elu ou nomme ou plus tot s'il decede ou demissionne ou s'il est destitue, a moins que son mandat ne prenne fin avant terme pour toute autre raison.

8. CESSATION DES FONCTIONS. Le poste d'un administrateur devient ipso facto vacant:

     [a]  s'il decede,

     [b] s'il demissionne de son poste par avis ecrit, cette demission prenant effet conformement a ses termes ou, a defaut de precision sur ce point, immediatement,

     [c] s'il est destitue de son poste par resolution des actionnaires conformement aux dispositions de la Loi ou

     [d] s'il perd les qualites requises, le cas echeant, pour etre administrateur.

9. ELECTION. Les administrateurs sont elus par les actionnaires, par resolution ordinaire adoptee a une assemblee generale, par une simple majorite des votes a main levee, sauf lorsqu'un vote au scrutin est exige, auquel cas l'election se fait par scrutin. Un actionnaire peut exiger un vote au scrutin avant ou apres tout vote a main levee.

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Un administrateur sortant demeure en fonction jusqu'a l'ajournement ou la fin de
l'assemblee a laquelle son successeur est elu, a moins que l'assemblee n'ait ete convoquee en vue de le destituer a titre d'administrateur, auquel cas le poste de l'administrateur devient vacant sur adoption d'une resolution ayant pour objet sa destitution.

                                   VALIDATION

10. Tous les actes poses a une reunion des administrateurs par une ou plusieurs personnes agissant comme administrateur auront, nonobstant la decouverte subsequente d'une irregularite dans la nomination d'une ou de plusieurs de ces personnes, ou de sa ou de leur disqualification comme administrateur, la meme validite que si cette ou ces personnes en question avait[ent] ete regulierement nommee[s] comme administrateur et possedait[ent] les qualites requises pour agir comme tel.

                          REUNIONS DES ADMINISTRATEURS

11. LIEU DES REUNIONS. Les reunions du Conseil d'administration se tiennent au siege social de la Compagnie ou a tout autre endroit que determinent les administrateurs. Une reunion du Conseil d'administration peut etre convoquee en tout temps par le president du Conseil d'administration, tout vice-president, le secretaire ou par deux [2] administrateurs ou plus.

12. AVIS. Un avis de l'heure, de la date et du lieu de toute reunion doit etre communique de vive voix ou remis ou expedie par la poste, par telegramme, par cablogramme ou par telex a chaque administrateur, a sa derniere adresse apparaissant aux registres de la Compagnie, au moins cinq [5] jours ouvrables [en ne tenant pas compte de la date a laquelle l'avis est donne ou remis ou expedie, mais incluant le jour de convocation] avant la date de la reunion.

          La premiere reunion du Conseil d'administration suivant immediatement l'election des administrateurs a une assemblee annuelle ou speciale des actionnaires peut avoir lieu sans avis aux administrateurs nouvellement elus ou nommes pour que telle reunion puisse valablement deliberer, pourvu qu'un quorum y soit present.

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13.       RENONCIATION A L'AVIS.  Les reunions du Conseil d'administration peuvent etre tenues en tout temps sans avis si tous les administrateurs renoncent a l'avis. Un administrateur peut, de vive voix, par telegramme, par cablogramme, par telex ou au moyen de tout autre ecrit expedie au siege social de la Compagnie ou par tout autre moyen, renoncer a l'avis de convocation d'une reunion des administrateurs ou a toute derogation dans l'avis ou la tenue de la reunion. Une telle renonciation peut etre valablement donnee avant ou apres la reunion. Le fait pour un administrateur d'assister a une reunion des administrateurs constitue une renonciation a l'avis de convocation de cette reunion, sauf lorsqu'un administrateur y assiste dans le but expres de s'opposer a la tenue de la reunion en invoquant l'irregularite de sa convocation.

14. PARTICIPATION PAR TELEPHONE. Les administrateurs peuvent, avec le consentement de tous les administrateurs de la Compagnie [obtenu soit avant, pendant ou apres la reunion], participer a une reunion du Conseil d'administration a l'aide de moyens permettant a tous les participants de communiquer entre eux, notamment par telephone. Ils sont alors reputes avoir assiste a cette reunion.

15. AJOURNEMENT. Le president du Conseil d'administration peut, avec le consentement des administrateurs presents, ajourner toute reunion des administrateurs jusqu'a une date et a l'endroit qu'il determine, sans qu'il ne soit necessaire d'en donner un nouvel avis aux administrateurs. Toute prorogation d'une reunion peut valablement deliberer si elle est tenue selon les modalites prevues lors de l'ajournement et pourvu qu'il y ait quorum. Les administrateurs constituant le quorum lors de la reunion initiale ne sont pas tenus de constituer le quorum lors de la reprise de la reunion. S'il n'y a pas quorum a la reprise de la reunion, la reunion initiale sera reputee avoir pris fin au moment de son ajournement.

16. QUORUM. Sous reserve des statuts, la majorite des administrateurs alors en fonction constituent un quorum pour la disposition des affaires de la Compagnie. Sous reserve du paragraphe 13 de ce Reglement, les administrateurs ne peuvent traiter une affaire que si le quorum du Conseil est present a la reunion des administrateurs.

17. VOTE. Les questions debattues lors d'une reunion du Conseil d'administration sont decidees par la majorite des voix exprimees. En cas de partage des voix, le president du Conseil a droit a un [1] vote preponderant.

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18.       RESOLUTION TENANT LIEU DE REUNION.  Les resolutions ecrites, signees par tous les administrateurs habiles a voter sur ces resolutions lors des reunions du Conseil ou du comite executif, le cas echeant, ont la meme valeur que si elles avaient ete adoptees au cours de ces reunions.

          Un exemplaire de ces resolutions doit etre conserve avec les proces-verbaux des deliberations du Conseil ou du comite executif, selon le cas.

                                  REMUNERATION

19. Sous reserve des dispositions de tout contrat d'emploi entre les officiers et la Compagnie, le Conseil d'administration peut fixer par resolution la remuneration versee aux administrateurs, laquelle sera en plus des traitements verses a tout officier de la Compagnie qui est en meme temps membre du Conseil d'administration. De plus, les administrateurs peuvent, par resolution, accorder une remuneration particuliere a tout administrateur qui entreprend pour le compte de la Compagnie quelque service special autre que le travail auquel un administrateur est normalement tenu envers la Compagnie. Il n'est pas obligatoire d'obtenir la confirmation des actionnaires de cette resolution. Les administrateurs ont aussi le droit d'etre rembourses pour les frais de deplacement et tous autres frais qu'ils ont raisonnablement encourus dans l'exercice de leurs fonctions d'administrateurs de la Compagnie.

                    SOUMISSION DE CONTRATS OU DE TRANSACTIONS
                        A L'APPROBATION DES ACTIONNAIRES

20. Le Conseil d'administration peut, a sa discretion, soumettre tout contrat, acte ou transaction pour en obtenir l'approbation, la ratification ou la confirmation a toute assemblee generale ou speciale des actionnaires, convoquee a cette fin. Tout contrat, acte ou transaction approuve, ratifie ou confirme par resolution adoptee par la majorite des voix exprimees a une telle assemblee [sauf si la Loi, les statuts ou tout autre reglement de la Compagnie impose des exigences differentes] a la meme valeur et lie la Compagnie et ses actionnaires comme s'il avait ete approuve, ratifie ou confirme par chacun des actionnaires de la Compagnie.

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                  INDEMNISATION ET EXCLUSION DE RESPONSABILITE

21. Tout administrateur ou officier de la Compagnie ou ses heritiers, executeurs testamentaires et administrateurs, est tenu indemne et a couvert de tous frais, charges et depenses encourus a l'occasion d'une action, poursuite ou procedure intentee ou exercee contre lui, pour un acte pose dans l'exercice de ses fonctions, a l'exception de ceux qui resultent d'une faute lourde ou d'une faute personnelle separable de l'exercice de ses fonctions.

          Toutefois, lors d'une poursuite penale ou criminelle, la Compagnie n'assume que le paiement des frais et des depenses de son mandataire qui avait des motifs raisonnables de croire que sa conduite etait conforme a la Loi ou le paiement des depenses de son mandataire qui a ete libere ou acquitte.

          Aucun administrateur de la Compagnie ne sera tenu responsable des actes, negligences ou omissions d'un autre administrateur ni d'avoir participe a des actes entrainant une perte, un dommage ou une depense a la Compagnie, de quelque facon que ce soit, s'il etait absent a la reunion du conseil ou du comite executif qui a pris la decision de poser de tels actes ou a neglige de poser les actes requis, ou si sa dissidence a ete consignee au proces-verbal.

          Aucun officier de la Compagnie ne sera tenu responsable des actes, negligences ou omissions d'un autre officier ou employe de la Compagnie, ni d'avoir participe a des actes entrainant une perte, un dommage ou une depense a la Compagnie, de quelque facon que ce soit, a moins que cette perte, dommage ou depense ne resulte d'une faute lourde ou de sa mauvaise foi.

                                    OFFICIERS

22. NOMINATION DES OFFICIERS. Le Conseil d'administration peut, annuellement ou lorsqu'il y est tenu, elire parmi les administrateurs un president du Conseil et un president et nommer un secretaire et, s'il le juge a propos, il peut egalement nommer un ou plusieurs vice-presidents, un tresorier et un ou plusieurs secretaires-adjoints ou un ou plusieurs tresoriers-adjoints. Une meme personne peut occuper deux ou plusieurs postes. Si la meme personne cumule les fonctions de secretaire et tresorier, cette personne peut etre designee comme le secretaire-tresorier. Le Conseil

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d'administration peut, lorsqu'il le juge opportun, creer d'autres postes et nommer pour les occuper les officiers, employes ou mandataires qu'il juge qualifies, lesquels exerceront les pouvoirs et rempliront les fonctions et devoirs que le Conseil d'administration pourra leur designer par resolution.

23. QUALIFICATIONS. Sous reserve des statuts, il n'est pas necessaire que les officiers soient actionnaires de la Compagnie ou residents du Canada ou du Quebec.

24. REMUNERATION ET DESTITUTION DES OFFICIERS. Sous reserve des statuts, le Conseil d'administration peut, par resolution, determiner la remuneration de tout officier, employe et mandataire elu ou nomme par le Conseil d'administration. Le fait qu'un officier, employe ou mandataire soit administrateur ou actionnaire de la Compagnie ne l'empeche pas de recevoir une remuneration. Le Conseil d'administration peut, par resolution, destituer en tout temps tout officier, employe ou mandataire avec ou sans motif, sous reserve de ses droits en vertu d'un contrat d'emploi entre ce dernier et la Compagnie.

25. EXECUTION DES DEVOIRS DES OFFICIERS. En l'absence, l'incapacite ou le refus d'agir de tout officier de la Compagnie ou pour tout autre motif que le Conseil d'administration juge suffisant, le Conseil peut deleguer tout ou partie des pouvoirs de cet officier a tout autre officier ou administrateur.

26. PRESIDENT DU CONSEIL. Un president du Conseil d'administration peut etre choisi parmi les administrateurs. Il preside a toutes les reunions du Conseil d'administration et a toute assemblee generale annuelle ou speciale des actionnaires de la Compagnie et exerce les pouvoirs et autres fonctions que les administrateurs peuvent determiner.

27. PRESIDENT. Le president est le principal officier executif de la Compagnie et a en charge la direction generale de l'entreprise et des affaires de la Compagnie. En l'absence du president du Conseil, le president doit presider toute reunion du Conseil d'administration et toute assemblee des actionnaires. Il doit signer tout contrat, document ou acte necessitant sa signature, ainsi qu'exercer les pouvoirs et remplir les fonctions que le Conseil d'administration peut lui confier par resolution ou qui sont inherents a sa charge.

28. VICE-PRESIDENT. Le vice-president ou, s'il y en a plus d'un, les vice-presidents, par ordre d'anciennete, exercent les pouvoirs et s'acquittent de tous les devoirs du

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president en l'absence, l'incapacite ou le refus d'agir de celui-ci. Toutefois,
s'il n'est pas administrateur, un vice-president ne peut presider une assemblee des actionnaires a titre de president. Le vice-president, ou, s'il y en a plus d'un, les vice-presidents par ordre d'anciennete, doivent signer tout contrat, document ou acte requerant leur signature, ainsi qu'exercer les pouvoirs et remplir les fonctions que le Conseil d'administration peut leur confier par resolution ou qui sont inherents a leur charge.

29. SECRETAIRE. Le secretaire doit donner avis de toute reunion du Conseil d'administration et de ses comites et de toute assemblee des actionnaires lorsque tenu de le faire. Il a la garde des registres et du sceau corporatif de la Compagnie. Il doit signer tout contrat, document ou acte necessitant sa signature ainsi qu'exercer les pouvoirs et remplir les fonctions que le Conseil d'administration peut lui confier par resolution ou qui sont inherents a sa charge.

30. TRESORIER. Sous reserve des dispositions de toute resolution du Conseil d'administration, le tresorier a la garde et la responsabilite des fonds et des valeurs mobilieres de la Compagnie, et il doit les deposer au nom de la Compagnie aupres de la banque ou aupres de toute autre institution financiere que le Conseil d'administration peut designer par resolution. Il doit dresser, maintenir et conserver des livres de comptes et registres comptables adequats. Il doit signer tout contrat, document ou acte necessitant sa signature ainsi qu'exercer les pouvoirs et remplir les fonctions que le Conseil d'administration peut lui confier par resolution ou qui sont inherents a sa charge. Il peut etre appele a fournir un cautionnement pour garantir ses obligations, cautionnement que le Conseil d'administration peut, a sa discretion absolue, fixer. Aucun administrateur ne sera tenu responsable en raison du defaut d'exiger un tel cautionnement ou de son insuffisance ou de toute perte decoulant du defaut de la Compagnie de recevoir un tel cautionnement.

31. SECRETAIRE-ADJOINT ET TRESORIER-ADJOINT. Le secretaire-adjoint ou, s'il y en a plus d'un, les secretaires-adjoints par ordre d'anciennete, et le tresorier-adjoint ou, s'il y en a plus d'un, les tresoriers-adjoints par ordre d'anciennete, s'acquittent des devoirs du secretaire et du tresorier respectivement, en leur absence ou en leur-incapacite d'agir, selon le cas. Le secretaire-adjoint ou les secretaires-adjoints, et le tresorier-adjoint ou les tresoriers-adjoints, doivent signer tout contrat, document ou acte necessitant leur signature respective, ainsi qu'exercer tout autre pouvoir et remplir les fonctions que le Conseil d'administration peut leur confier par resolution ou qui sont inherents a leur charge.

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                              ADMINISTRATEUR-GERANT

32. Le Conseil d'administration peut, quand il le juge opportun, nommer parmi ses membres un administrateur-gerant [ou directeur general]. Le Conseil peut lui deleguer tous les pouvoirs du Conseil d'administration, sauf ceux que la Loi reserve au Conseil d'administration ou aux actionnaires reunis en assemblee generale. Il exerce tous les pouvoirs et les fonctions que peuvent prescrire, par resolution, les administrateurs et son mandat peut etre donne en termes generaux ou specifiques. Il doit, quand cela est raisonnable, donner aux administrateurs ou a l'un d'entre eux, tout renseignement necessaire relativement aux affaires de la Compagnie. Tout mandataire ou employe nomme par l'administrateur-gerant peut etre congedie par le Conseil d'administration.

                                     COMITES

33. Le Conseil d'administration pourra creer et etablir un ou des comite[s] compose[s] d'un ou plusieurs administrateur[s] et pourra deleguer a ces comites l'un ou plusieurs des pouvoir[s] devolu[s] aux administrateurs par la Loi, a l'exception des pouvoirs specifiquement reserves au Conseil d'administration en vertu de la Loi. A moins que le Conseil d'administration n'en decide autrement, un tel comite aura le pouvoir de decider de son quorum, d'elire son President et d'assurer la bonne marche de ses operations.

34. COMITE EXECUTIF. Le Conseil d'administration, lorsqu'il se compose de plus de six [6] administrateurs, peut creer un Comite executif de la Compagnie. Le Comite executif doit etre compose d'au moins trois [3] administrateurs. Les membres du Comite executif seront nommes par le Conseil d'administration et doivent, pour etre eligibles, demeurer administrateurs pendant toute la duree de leur mandat.

          Le Comite executif exercera tous les pouvoirs et l'autorite que le Conseil d'administration pourra lui deleguer. Il exercera tous les pouvoirs du Conseil d'administration entre les assemblees du Conseil d'administration. Le Comite executif devra faire rapport de toutes ses actions et deliberations a l'assemblee suivante du Conseil d'administration, mais toute obligation ou droit confere a quiconque par le Comite executif sera valide et engagera la responsabilite de la Compagnie.

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35.       COMITE DE VERIFICATION.  Le Conseil d'administration pourra elire un
Comite de verification compose du nombre d'administrateurs fixe par resolution du Conseil d'administration. Le Conseil d'administration decidera cependant des droits et devoirs conferes a ce comite. Les membres du Comite de verification seront nommes et pourront etre destitues par le Conseil d'administration et devront demeurer administrateur pendant toute la duree de leur mandat.

36. PROCEDURE. Le President de chaque Comite ou, en son absence, un membre du comite, pourra convoquer une assemblee de l'un des comites. A moins que le Conseil d'administration n'en decide autrement, chacun des comites determinera le nombre de ses membres qui en constituent le quorum, nombre qui ne pourra etre inferieur a la majorite des membres, elira son President et decidera de la procedure a adopter. Un comite peut exercer ses pouvoirs soit lors d'une assemblee a laquelle un quorum de ses membres est present ou par resolution ecrite signee par tous les membres du comite qui ont droit de vote.

                           ASSEMBLEE DES ACTIONNAIRES

37. ASSEMBLEE ANNUELLE. L'assemblee annuelle des actionnaires de la Compagnie a lieu chaque annee au siege social de la Compagnie ou a tout autre endroit designe dans l'avis de convocation de l'assemblee, a la date et a l'heure que les administrateurs pourront determiner par resolution.

38. ASSEMBLEES SPECIALES. Toute autre assemblee des actionnaires peut etre convoquee sur ordre du president du Conseil, du president ou d'un vice-president egalement administrateur ou par le Conseil d'administration, et etre tenue a l'heure et au lieu designes a l'avis de convocation.

          Sur reception par le secretaire de la Compagnie d'une demande ecrite, signee par les detenteurs d'au moins dix pour cent [10%] des actions emises et en circulation du capital-actions de la Compagnie et comportant droit de vote, indiquant les objets de l'assemblee projetee, les administrateurs ou, s'ils ne sont pas en nombre suffisant pour former un quorum, l'administrateur ou les administrateurs en fonction, doivent immediatement convoquer une assemblee generale speciale de la Compagnie pour l'expedition de l'affaire mentionnee a la demande.

          Si l'assemblee generale speciale n'est pas convoquee et tenue dans les vingt et un [21] jours a compter de la date a laquelle la demande de convocation a ete deposee au

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siege social de la Compagnie, tous actionnaires, signataire de la demande ou non, possedant au moins dix pour cent [10%] des actions emises et en circulation du capital-actions de la Compagnie et comportant droit de vote, peut convoquer cette assemblee.

39. LIEU DES ASSEMBLEES. Les assemblees des actionnaires de la Compagnie sont tenues au siege social de la Compagnie ou en tout autre lieu designe a l'avis de convocation de l'assemblee, dans la province de Quebec, a moins qu'un autre endroit n'ait ete fixe par resolution des administrateurs. Nonobstant ce qui precede, une assemblee des actionnaires peut etre tenue hors du Quebec si tous les actionnaires fondes a voter lors de ladite assemblee y consentent. Un actionnaire qui assiste a une assemblee des actionnaires tenue hors du Quebec est repute y avoir consenti sauf lorsqu'il y assiste dans le but expres de s'opposer a la tenue de l'assemblee pour motif d'irregularite de sa convocation.

40. AVIS. Un avis imprime, ecrit ou dactylographie precisant la date, l'heure et le lieu d'une assemblee et le caractere general des affaires devant y etre traitees doit etre expedie par messager ou par la poste dans une enveloppe dument affranchie, aux actionnaires qui ont droit d'assister a cette assemblee, vingt et un [21] jours au moins et cinquante [50] jours au plus avant la tenue de l'assemblee. Si un tel avis est signifie par la poste, il doit etre envoye a la derniere adresse du destinataire, telle qu'elle apparait aux registres de la Compagnie. Si l'adresse d'un actionnaire n'apparait pas aux registres, l'avis peut etre delivre par messager ou par la poste a l'adresse ou, de l'avis de l'expediteur, il est le plus susceptible de parvenir a cet actionnaire dans les meilleurs delais. Tout actionnaire, tout fonde de pouvoir de tout actionnaire et le verificateur de la Compagnie peuvent renoncer par telegramme, cablogramme, telex ou tout autre ecrit adresse a la Compagnie ou de toute autre maniere a tout avis d'une assemblee des actionnaires ou a toute derogation dans la tenue de l'assemblee ou de l'avis de convocation, et une telle renonciation peut etre valablement donnee avant ou apres l'assemblee pour laquelle l'avis a ete donne.

41. ACTIONNAIRES INSCRITS. La liste des actionnaires qui fera foi quant du droit d'un actionnaire de recevoir avis d'une assemblee sera la liste des actionnaires telle qu'elle existait a la fermeture des bureaux, cinq [5] jours ouvrables avant le jour d'expedition de l'avis; la date d'inscription aux fins d'etablir les personnes ayant droit de vote a une assemblee des actionnaires sera celle de l'assemblee; et la

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liste des actionnaires faisant foi du droit de certaines personnes de recevoir les etats financiers de la Compagnie sera la liste telle qu'elle existait a la fermeture des bureaux le jour de l'adoption de la resolution approuvant les etats financiers.

42. VOTE A MAIN LEVEE. Le vote lors d'une assemblee des actionnaires doit se faire a main levee a moins qu'un actionnaire fonde a y voter exige un vote au scrutin. Un actionnaire peut exiger un vote au scrutin avant ou apres tout vote a main levee.

43. IRREGULARITES. Les irregularites relatives a l'avis de convocation ou son expedition, l'omission involontaire de donner un tel avis ou le fait qu'un tel avis ne parvienne pas a un actionnaire n'affectent en rien la validite d'une assemblee des actionnaires. De plus, l'omission involontaire d'un des sujets devant etre mentionnes a l'avis de convocation comme etant a l'ordre du jour de l'assemblee, n'empeche pas l'assemblee de considerer cette affaire a moins qu'il n'en resulte un prejudice serieux pour un actionnaire ou que ses interets ne risquent d'etre leses. Un certificat du secretaire ou de tout autre dirigeant dument autorise de la Compagnie ou de tout registraire ou agent de transfert d'actions de la Compagnie constitue une preuve irrefragable de l'envoi d'un avis de convocation aux actionnaires et lie chacun des actionnaires.

44. DROIT DE VOTE. Sous reserve des statuts et des reglements, chaque actionnaire, a toutes les assemblees des actionnaires, a droit a autant de votes qu'il possede d'actions de la Compagnie comportant droit de vote, et il peut voter par fonde de pouvoir. Aucun actionnaire, qui doit des arrerages suite a un appel de versement, n'a le droit de voter a une assemblee.

45. EXERCICE DU DROIT DE VOTE. Toute question soumise a une assemblee des actionnaires doit etre decidee en premiere instance par vote a main levee a moins qu'un vote au scrutin ne soit demande. En cas d'egalite des voix, le president de l'assemblee, que ce soit un vote a main levee ou par scrutin secret, a droit a un [1] second vote decisif en plus du ou des votes auxquels il a droit a titre d'actionnaire.

          Dans toute assemblee generale, a moins qu'un vote ne soit demande, la declaration par le president de l'assemblee qu'une resolution a ete adoptee a l'unanimite ou adoptee par une majorite precise ou rejetee a l'unanimite ou par une majorite precise, et une entree faite a cet effet dans les

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proces-verbaux de la Compagnie constituent la preuve de ce fait, sans qu'il ne soit necessaire de prouver la quantite ou la proportion des votes enregistres en faveur ou contre cette resolution.

          Le president d'assemblees doit presider toute assemblee generale annuelle ou speciale des actionnaires de la Compagnie. S'il n'y a pas de president d'assemblees ou s'il est absent, le president de la Compagnie preside de droit et en son absence ce droit est devolu au vice-president.

          Si, a une assemblee, aucun des officiers susmentionnes n'est present dans les trente [30] minutes qui suivent l'heure fixee pour la tenue de l'assemblee, les actionnaires presents doivent choisir l'un d'entre eux pour remplir les fonctions de president de cette assemblee.

          Si le scrutin est demande a une assemblee pour l'election d'un president ou sur la question d'ajournement ou de fin de l'assemblee, on doit y proceder incessamment et sans ajournement. Si le scrutin est demande pour toute autre question ou pour l'election des administrateurs, on doit y proceder seance tenante ou plus tard au cours de l'assemblee, de la maniere designee par le president. Le resultat d'un scrutin est presume etre la resolution de l'assemblee a laquelle ledit scrutin est demande. Une demande de scrutin peut etre retiree.

          Le president d'assemblees pourra nommer un ou plusieurs scrutateurs. Il n'est pas necessaire que les scrutateurs soient actionnaires.

          Lorsqu'une personne est detenteur d'actions a titre de veritable proprietaire, cette personne ou son fonde de pouvoir est la personne fondee a voter a toute assemblee des actionnaires a l'egard des actions qu'elle detient.

          Lorsqu'une personne nantit ou hypotheque ses actions, cette personne ou son fonde de pouvoir est la personne fondee a voter a toute assemblee des actionnaires a l'egard de telles actions a moins que, dans l'acte creant le nantissement ou l'hypotheque, elle n'ait expressement donne pouvoir a la personne detenant le nantissement ou l'hypotheque de voter a l'egard de telles actions, le cas echeant, et sous reserve de la Loi et des statuts de la Compagnie, le detenteur du nantissement ou de l'hypotheque ou son fonde de pouvoir est la personne fondee a voter a l'egard des actions ainsi nanties ou hypothequees.

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          Lorsque deux ou plusieurs personnes detiennent conjointement une meme action, l'une ou l'autre des deux personnes assistant a l'assemblee des actionnaires est fondee, en l'absence de l'autre, a voter a l'egard de cette action. Toutefois, si plus d'une personne assiste personnellement ou par procuration et vote, elles doivent voter ensemble a l'egard de cette action qu'elles detiennent conjointement.

46. PROCURATIONS. Un actionnaire fonde a voter lors d'une assemblee d'actionnaires peut exercer ce droit au moyen d'une procuration ecrite, en nommant un fonde de pouvoir et un ou plusieurs fondes de pouvoir suppleants, qui ne sont pas tenus d'etre actionnaires, aux fins d'assister a l'assemblee et d'y agir de la maniere et dans la mesure qu'autorise cette procuration, et avec l'autorite que celle-ci leur confere. Un fonde de pouvoir d'un actionnaire absent n'a pas le droit de voter a main levee.

          L'acte nommant un fonde de pouvoir doit etre fait par ecrit signe par le mandant ou son procureur autorise par ecrit ou, si l'actionnaire est une corporation, soit sous son sceau ou signe par un officier ou un procureur autorise par ecrit et la procuration devient caduque apres l'expiration d'un [1] an a compter de sa date, a moins qu'elle ne soit donnee pour une autre periode.

          Toute procuration deposee aupres du secretaire de la compagnie devra, dans le cadre de la tenue d'une assemblee generale des actionnaires, respecter en tout point les dispositions de toute loi applicable a la sollicitation de procuration. Toute procuration qui, de l'avis du secretaire de l'assemblee, n'est pas redigee dans les formes requises par la loi et les reglements sera nulle. Aucun droit de vote ne pourra etre exerce en vertu de cette procuration. Toute procuration devra etre deposee aupres du secretaire de la compagnie au moins quarante-huit [48] heures avant la tenue de l'assemblee, a defaut de quoi le secretaire de l'assemblee pourra, a sa discretion, refuser de la recevoir et considerer qu'elle n'est pas validement donnee. Le secretaire pourra se substituer un agent pour les fins du depot de la procuration. Il pourra preciser l'heure et l'endroit de ce depot dans l'avis de convocation a l'assemblee des actionnaires.

          L'acte nommant un fonde de pouvoir emporte la revocation de tout acte anterieur nommant un autre fonde de pouvoir. L'acte nommant un fonde de pouvoir peut etre revoque en tout temps.

47. AJOURNEMENT. Le president de l'assemblee peut, avec le consentement de l'assemblee, ajourner quand il le juge opportun toute assemblee des actionnaires a une date et

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a une heure determinees. Si une assemblee des actionnaires est ajournee pour moins de trente [30] jours, il n'est pas necessaire de donner avis de l'ajournement de cette assemblee autrement que par annonce faite lors de la premiere assemblee qui est ajournee. Si une assemblee des actionnaires est ajournee une ou plusieurs fois pour une periode de trente [30] jours ou plus, avis de l'ajournement de cette assemblee doit etre donne suivant les dispositions qui precedent.

          Toute continuation d'assemblee peut valablement deliberer si elle est tenue selon les modalites de l'ajournement et si le quorum y est present. Les personnes constituant le quorum a l'assemblee initiale ne sont pas requises de constituer le quorum lors de la continuation de l'assemblee. S'il n'y a pas quorum a la continuation de l'assemblee, l'assemblee initiale sera reputee s'etre terminee au moment de son ajournement. Lors de cette reprise, l'assemblee peut proceder a l'examen et au reglement des affaires pour lesquelles elle a ete convoquee.

48. QUORUM. A moins que la Loi, les statuts ou tout autre reglement n'exigent qu'un nombre different d'actionnaires ou d'actions y soient representes, la presence, en personne ou par procuration, d'une [1] personne detenant ou representant au moins une [1] action emise et en circulation comportant droit de vote constitue un quorum pour toute assemblee des actionnaires decidant du choix d'un president d'assemblee, si requis, ou de l'ajournement de l'assemblee. Pour toutes autres fins, la presence d'une ou plusieurs personnes detenant personnellement ou representant par procuration la majorite des actions emises et en circulation comportant droit de vote constitue un quorum pour telle assemblee. Si le quorum est atteint a l'ouverture d'une assemblee d'actionnaires, les actionnaires presents peuvent proceder a l'examen des affaires de cette assemblee, nonobstant le fait que le quorum ne soit pas maintenu pendant tout le cours de cette assemblee.

          Dans les cas ou la Loi, les reglements, les statuts ou tout reglement de la Compagnie requierent ou permettent le vote par categorie des detenteurs d'une categorie donnee d'actions du capital-actions de la Compagnie, le quorum a une telle assemblee sera de une ou plusieurs personnes representant trente pour cent [30%] des actions de cette categorie emises et en circulation. Si, dans les trente [30] minutes de l'heure pour laquelle une telle assemblee d'actionnaires ou d'une classe d'actionnaires est convoquee, un quorum n'est pas atteint, l'assemblee doit etre ajournee et reprise dans les dix [10] jours de la date pour laquelle l'assemblee avait ete convoquee et cette assemblee aura lieu a l'heure et a

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l'endroit choisis par le president de l'assemblee. Avis de cet ajournement et de la reprise de l'assemblee ainsi ajournee devra etre donne a toutes les personnes qui avait droit a l'avis de la premiere assemblee. Il n'est pas necessaire que l'avis de l'ajournement et de la reprise de l'assemblee contienne une mention des questions dont l'assemblee ajournee devait etre saisi. Les actionnaires presents a la reprise de l'assemblee ainsi ajournee constitueront le quorum et pourront traiter de toutes affaires prevues dans l'avis de l'assemblee originale. Les decisions a la reprise de l'assemblee seront prises a la majorite des votes exprimes a cette assemblee.

49. DROIT DE PRESENCE. Seules les personnes ayant droit de vote a l'assemblee, personnellement ou par procuration, les administrateurs, les officiers et les verificateurs de la Compagnie auront droit de presence a une assemblee des actionnaires. Toute personne a qui la Loi, les statuts ou les reglements de la Compagnie confere le droit d'etre present pourront l'etre. Aucune autre personne n'aura droit de presence, a moins qu'elle n'y ait ete invitee par le President de l'assemblee ou que l'assemblee n'ait consenti a sa presence.

50. RESOLUTION TENANT LIEU D'ASSEMBLEE. Une resolution ecrite et signee par tous les actionnaires habiles a voter a l'egard d'une telle resolution lors d'une assemblee des actionnaires est aussi valide et a la meme valeur que si elle avait ete adoptee lors d'une assemblee des actionnaires.

          Un exemplaire de ces resolutions doit etre conserve avec les proces-verbaux des deliberations des assemblees des actionnaires.

                 ATTRIBUTION DES ACTIONS ET APPELS DE VERSEMENTS

51. Sous reserve de toute convention ecrite entre actionnaires, le Conseil d'administration peut de temps a autre, attribuer ou accorder le droit de souscrire et d'acquerir, aux conditions qu'il determine, la totalite ou une partie des actions autorisees et non encore emises du capital-actions autorise de la Compagnie, y compris celles qui pourraient etre creees par un amendement a l'acte constitutif ayant pour objet une augmentation ou une autre modification apportee au capital-actions autorise de la Compagnie, aux personnes qu'il determinera par resolution.

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          Les administrateurs peuvent, par resolution, exiger des actionnaires la totalite ou une partie du montant impaye sur des actions souscrites ou detenues, aux epoques et de la maniere que requierent ou permettent la Loi et l'acte constitutif de la Compagnie ou les reglements.

          L'appel de versement est repute etre fait le jour ou les administrateurs adoptent la resolution qui l'autorise et, si un actionnaire fait defaut d'effectuer un versement auquel il est tenu au jour ou avant le jour fixe pour le faire, il est sujet a l'obligation de payer un interet au taux de six pour cent [6%] l'an sur la somme exigible, depuis le jour indique pour le versement jusqu'a celui ou ce versement est effectue.

          Les administrateurs peuvent, s'ils le jugent a propos, recevoir, en tout ou en partie, de tout actionnaire qui veut en faire l'avance, les montants dus sur les actions qu'il detient, en sus des sommes dont le versement est ou serait alors exigible par suite d'un appel de versement et, sur les sommes ainsi recues, ou sur toute partie de ces sommes qui, a quelque epoque que ce soit, depasse le montant alors exigible par suite d'un appel de versement sur les actions pour lesquelles l'avance est faite, la Compagnie peut payer a l'actionnaire un interet, n'excedant pas huit pour cent [8%] l'an, qui aura ete convenu entre les administrateurs et l'actionnaire.

          Si, apres l'appel de versement ou l'avis prescrit par l'acte constitutif de la Compagnie ou par resolution des administrateurs ou par les reglements, un versement demande sur des actions n'est pas effectue dans le temps fixe par l'acte constitutif de la Compagnie, ou par resolution des administrateurs ou par les reglements, les administrateurs peuvent, a leur discretion, par resolution adoptee a cet effet, confisquer les actions sur lesquelles le versement n'a pas ete effectue et, de ce moment, elles appartiennent a la Compagnie. Nonobstant la confiscation, le detenteur des actions au moment de la confiscation demeure responsable, envers ceux qui sont alors creanciers de la Compagnie, de la totalite du montant impaye sur ces actions au moment de la confiscation, moins les sommes qu'elles peuvent rapporter ulterieurement a la Compagnie.

          Au lieu de confisquer les actions, les administrateurs, s'ils le jugent a propos, peuvent contraindre l'actionnaire a verser toute somme exigible et a payer l'interet de cette somme par voie de poursuite devant une cour ayant juridiction en la matiere.

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                          LES ACTIONS ET LEUR TRANSFERT

52. CERTIFICATS. Les certificats d'action [et la formule de transfert d'actions imprimee au verso des certificats] doivent etre rediges de la maniere et signes par les administrateurs ou officiers que le Conseil d'administration peut designer de temps a autre par resolution. Dans le cas d'actions inscrites a la cote d'une bourse reconnue, les certificats devront etre dans la forme prescrite dans les reglements, regles et directives emanant de l'autorite competente.

53. REGISTRAIRE ET AGENT DE TRANSFERT. Le Conseil d'administration peut prevoir l'enregistrement des emissions et l'enregistrement des transferts de valeurs mobilieres de la Compagnie en un ou plusieurs lieux. Le Conseil d'administration peut, par resolution, quand il le juge opportun, nommer un ou plusieurs registraires ou registraires locaux qui doivent conserver le registre des detenteurs de valeurs mobilieres. Le Conseil peut aussi nommer un ou plusieurs agents de transfert ou agents de transfert locaux qui doivent conserver le registre des transferts. Tout certificat emis apres une telle nomination, representant des valeurs mobilieres de la Compagnie, doit etre contresigne par ou au nom desdits registraires ou agents, selon le cas.

54. TRANSFERTS. Tous les transferts d'actions du capital-actions de la Compagnie et tous les details y relatifs doivent etre inscrits au registre des transferts. L'inscription d'un transfert d'actions du capital-actions de la Compagnie au registre des transferts tenu au siege social de la Compagnie ou ailleurs conformement aux reglements constitue un transfert valide et complet. Aucun transfert d'actions du capital-actions de la Compagnie n'est opposable a la Compagnie tant et aussi longtemps qu'il n'a pas ete inscrit au registre des transferts, sous reserve toutefois que dans le cas des actions de la Compagnie qui sont cotees et negociees a une bourse reconnue, au moyen de certificats [scrips] communement en usage, endosses en blanc et transferables par livraison, ces operations constituent des transports valables; le detenteur d'un certificat [scrip] n'a pas neanmoins droit de voter sur les actions avant qu'elles aient ete enregistrees en son nom dans les livres de la Compagnie. Sauf s'il s'agit d'actions inscrites a une bourse reconnue, les administrateurs peuvent refuser d'enregistrer tout transfert d'actions appartenant a un actionnaire endette envers la Compagnie. Aucune action dont le prix de souscription n'a pas ete integralement acquitte ne peut etre transferee sans le consentement des administrateurs. Aucune action dont le

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solde du prix de souscription est devenu exigible en raison d'un appel de versement ne peut faire l'objet d'un transfert tant et aussi longtemps que ce solde n'a pas ete integralement acquitte.

55. REMISE DES CERTIFICATS D'ACTIONS. Aucun transfert d'une action emise par la Compagnie ne doit etre inscrit ou enregistre a moins que ou jusqu'a ce que le certificat representant l'action faisant l'objet du transfert ne soit remis et annule ou si aucun certificat n'a ete emis par la Compagnie a l'egard de cette action, a moins que ou jusqu'a ce qu'une procuration et qu'un transfert de l'action n'aient ete soumis pour enregistrement.

56. REMPLACEMENT DES CERTIFICATS. Lorsqu'un actionnaire declare sous serment a la Compagnie ou au registraire, registraire local, agent de transfert ou agent de transfert local de la Compagnie, que le certificat d'actions qu'il detenait a ete detruit, endommage, vole ou perdu, en decrivant les circonstances qui ont entoure l'evenement et qu'il fournit, s'il en est requis, un cautionnement contre toute perte dont la Compagnie pourrait etre tenue responsable en raison de l'emission d'un nouveau certificat, le president, un vice-president; le secretaire ou le tresorier, peut lui emettre un nouveau certificat remplacant celui qui a ete detruit, endommage, vole ou perdu suivant les dispositions qui precedent.

57. COMMISSION. Sous reserve des dispositions de la Loi, le Conseil d'administration peut autoriser la Compagnie a payer une commission a toute personne qui achete ou accepte d'acheter des actions ou autre valeur mobiliere de la Compagnie, de la Compagnie elle-meme ou de toute autre personne, ou qui trouve des acheteurs ou s'engage a en trouver.

                                   DIVIDENDES

58. Sous reserve des dispositions de la Loi, le Conseil d'administration peut, quand il le juge opportun, par resolution, declarer des dividendes et, sous reserve des dispositions des statuts, la Compagnie peut verser des dividendes sur les actions emises.

          Les administrateurs peuvent deduire des dividendes payables a un actionnaire toutes sommes d'argent qu'il doit a la Compagnie suite a un appel de versement.

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59.       PAIEMENT DES DIVIDENDES.  Un dividende en especes doit etre paye par cheque tire sur l'un des banquiers de la Compagnie ou celui de tout agent designe par la Compagnie pour le paiement des dividendes, et doit etre poste par courrier ordinaire au porteur enregistre de toute action auquel le dividende est applicable, a l'adresse qui apparait aux registres, a moins d'instructions ecrites au contraire par un actionnaire. Les cheques aux detenteurs conjoints doivent etre libelles au nom de tous les porteurs ou a leur ordre et doivent etre postes a la premiere adresse figurant aux registres au regard de ces titres. L'obligation de la Compagnie de verser les dividendes declares est eteinte par la mise a la poste de ces cheques, sauf le cas ou les cheques sont refuses lors de leur presentation pour paiement, dans la mesure ou le montant de ces cheques represente le dividende net du a chacun des actionnaires enregistres apres deduction de toute taxe, droit ou impot que la Compagnie doit prelever de ce montant sous le regime de toute Loi.

60. DEFAUT DE RECEPTION DU CHEQUE. Les administrateurs ou tout officier pourront etablir la politique de la Compagnie quant a la preuve requise et a la procedure a suivre dans les cas ou un actionnaire pretend ne pas avoir recu un cheque de dividende. Lorsque la perte ou la non-reception de tout cheque est prouvee par l'actionnaire, de l'avis des administrateurs ou de tout officier, la Compagnie devra emettre un cheque a cette personne en remplacement du cheque perdu. Les administrateurs ou tout officier pourront, s'ils estiment opportun, rembourser ses depenses raisonnables a tout actionnaire.

61. DIVIDENDE NON-RECLAME. Les dividendes encore impayes apres une periode de six [6] ans apres leur declaration seront consideres comme ayant fait l'objet d'une remise de dette et deviendront par le fait meme propriete de la Compagnie.

62. DATE D'INSCRIPTION AUX REGISTRES POUR FINS DE DIVIDENDE. Le Conseil d'administration pourra, par resolution, decider d'une date d'inscription aux registres pour fins de dividende et le Conseil d'administration pourra, a sa discretion, fermer le registre des valeurs mobilieres et donner instruction qu'aucune inscription n'y soit faite. Le registre ne pourra etre ferme pendant plus de trente [30] jours au total dans une annee. Cette date d' inscription ne pourra preceder la date de declaration du dividende de plus de cinquante [50] jours et avis de cette date doit en etre donne aux porteurs des actions de la Compagnie quatorze [14] jours avant cette date. En l'absence de decision des administrateurs quant a cette date d'inscription, la liste des

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actionnaires utilisee par la Compagnie pour les fins de cet article sera la liste telle qu'elle existe a la fermeture des bureaux le jour ou la resolution declarant le dividende ou le droit d'option est adoptee par les administrateurs.

63. PREUVE D'EXPEDITION. Pour les fins de la declaration ou du paiement d'un dividende, le certificat de tout officier de la Compagnie ou de tout employe, de tout agent de transfert relatif a la mise a la poste ou a la livraison ou la signification de tout avis ou autre document a tout actionnaire, administrateur, officier ou verificateur ou de la publication de tout avis, cheque ou de tout autre document fera preuve de ce qu'il enonce. Ce certificat sera opposable a tout actionnaire, administrateur, officier ou verificateur de la Compagnie.

                                      AVIS

64. ACTIONS ENREGISTREES AU NOM DE PLUSIEURS PERSONNES. Les avis ou autres documents concernant toutes actions du capital-actions de la Compagnie, enregistrees au nom de plusieurs personnes sont transmis a la premiere personne mentionnee aux registres de la Compagnie, et cet avis ou autre document ainsi transmis constitue delivrance suffisante a tous les detenteurs de ces actions.

65. PERSONNES DEVENANT ACTIONNAIRES PAR L'EFFET DE LA LOI. Toute personne qui, par l'effet de la Loi, par un transfert ou de toute autre maniere, detient des actions du capital-actions de la Compagnie est liee par tout avis ou document s'y rapportant si tel avis ou document a ete dument transmis a la personne dont elle detient son titre.

66. ACTIONNAIRES DECEDES. Tout avis ou autre document transmis ou envoye par la poste ou laisse a l'adresse de tout actionnaire tel qu'il appert aux registres de la Compagnie, nonobstant le deces de tel actionnaire, est cense lui avoir ete transmis a l'egard des actions detenues par cet actionnaire [qu'il en soit le seul detenteur ou qu'il les detienne conjointement avec d'autres personnes] jusqu'a ce qu'une autre personne soit enregistree aux registres de la Compagnie a titre de detenteur de ces actions. Une telle signification sera consideree a toutes fins, comme signification suffisante de tout avis ou document a ses heritiers, executeurs et ayants droit et a toute personne ayant un interet dans lesdites actions.

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67.       SIGNATURES AUX AVIS.  La signature, sur les avis, d'un administrateur ou d'un officier de la Compagnie peut etre manuscrite, dactylographiee, imprimee ou autrement reproduite.

68. CALCUL DES DELAIS. Lorsqu'un avis stipulant un nombre fixe de jours ou un avis s'etendant sur une periode donnee doit etre donne en vertu d'une disposition des statuts ou des reglements de la Compagnie, le jour suivant immediatement la signification ou la mise a la poste de l'avis doit, a moins d'indication contraire, etre compte comme etant le premier jour.

69. DESTINATAIRES INTROUVABLES. La Compagnie est relevee de son obligation d'envoyer des avis a tout actionnaire a qui des avis ont ete expedies conformement a la Loi et aux reglements dans le cas ou des avis d'assemblee ont ete renvoyes a l'expediteur a trois [3] occasions successives pour la raison que le destinataire avait quitte l'adresse inscrite aux registres de la Compagnie sans aviser laCompa gnie de sa nouvelle adresse.

70. RENONCIATION A L'AVIS. Tout actionnaire, administrateur, officier, verificateur ou membre d'un Comite du conseil peut, en personne ou par procuration, renoncer a l'avis ou a la periode d'avis prevue par la Loi, les statuts ou reglements de la Societe. Toute renonciation en vertu de cet article doit etre donnee par ecrit sous reserve des dispositions particulieres du reglement.

                                  VERIFICATEUR

71. Le verificateur est nomme chaque annee par les actionnaires lors de l'assemblee generale annuelle. Sa remuneration est fixee par les administrateurs. Aucun administrateur ou officier de la Compagnie ne peut etre nomme verificateur. Si le verificateur cesse d'exercer ses fonctions pour quelque raison que ce soit avant l'expiration de son terme, les administrateurs peuvent combler cette vacance et lui nommer un remplacant qui sera en fonction jusqu'a l'expiration du terme. Les actionnaires peuvent aussi nommer plus d'un verificateur.

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                         CHEQUES, TRAITES, BILLETS, ETC.

72. Tous les cheques, traites ou mandats emis pour paiement en numeraire, ainsi que tous les billets, creances acceptees et lettres de change doivent etre signes par le ou les officiers ou autres personnes, qu'elles soient ou non officiers de la Compagnie, de la maniere que le Conseil d'administration peut autoriser quand il le juge opportun, par resolution, en termes generaux ou specifiques.

                                DEPOTS EN SURETE

73. Toute valeur mobiliere detenue par la Compagnie est deposee [au nom de la Compagnie] aupres d'une banque ou d'une compagnie de fiducie ou, si cela est autorise par resolution du Conseil d'administration, aupres d'une institution financiere ou de toute autre maniere que le Conseil d'administration peut determiner quand il le juge opportun. Aucun des titres ainsi deposes ne peut etre retire a moins d'une autorisation ecrite de la Compagnie signee par un representant dument autorise par le Conseil d'administration, par resolution, en termes generaux ou specifiques.

                          SIGNATURE DES CONTRATS, ETC.

74. Les actes, contrats, titres, obligations et autres documents requerant la signature de la Compagnie peuvent etre signes par deux [2] personnes occupant les postes de president du Conseil d'administration, de president de la Compagnie, d'administrateur-gerant [ou de directeur general], de vice-president, d'administrateur, de secretaire, de tresorier, ou par leurs assistants dument autorises. Nonobstant ce qui precede si le Conseil d'administration est constitue de trois (3) personnes ou moins, une (1) seule personne occupant un des postes ci-haut decrits peut signer ces documents pour lier la Compagnie. Le Conseil d'administration peut aussi autoriser toute personne a signer tout document au nom et pour le compte de la Compagnie et cette autorisation peut etre donnee par resolution, en termes generaux ou specifiques.

          Le sceau corporatif peut, lorsque requis, etre appose auxdits actes, contrats, titres, obligations et autres documents comme precite, par un ou plusieurs officiers ou par une ou plusieurs personnes nommees, tel que precite, par resolution du Conseil d'administration.

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          L'expression "actes, contrats, titres, obligations et autres documents" employee dans ce reglement comprend les actes, nantissements, hypotheques, charges, transports, transferts et cessions de propriete, reels ou personnels, meubles ou immeubles, conventions, recus et quittances pour le paiement en numeraire ou autres obligations, transports, transferts et cessions d'actions, titres, obligations, deben-tures ou autres valeurs mobilieres et tout acte ecrit.

          En particulier, sans restreindre et sous reserve de ce qui precede, deux [2] personnes, dont l'une occupe le poste de president du Conseil, de president, d'administrateur-gerant [ou de directeur general], de vice-president ou d'administrateur et dont l'autre occupe un poste precite ou celui de secretaire, de tresorier, de secretaire-adjoint ou de tresorier-adjoint ou toute autre fonction qui pourra etre creee par reglement ou par resolution du Conseil, sont autorisees par les presentes a vendre, ceder, transferer, echanger, convertir ou transporter les actions, obligations, debentures, droits, titres, ou autres valeurs mobilieres qui sont la propriete ou qui sont enregistres au nom de la Compagnie. Ces personnes sont aussi autorisees a signer et executer les cessions, transferts, transports, procurations et autres actes requis pour la vente, la cession, le transfert, l'echange, la conversion ou le transport ou l'execution ou l'exercice de tout droit de vote, titre ou autre valeur mobiliere.

          Le Conseil d'administration aura toute discretion pour choisir le ou les banquier[s] de la Compagnie ou de choisir de faire affaires avec toute autre institution financiere. Le Conseil pourra, a ces fins, decider de la teneur de tout arrangement, contrat, instruction ou delegation de pouvoir qu'il estimera opportun de conclure ou de donner dans les circonstances.

          La signature de tout administrateur de la Compagnie ou de tout officier, ou de toute personne nommee comme precite par resolution du Conseil d'administration peut, si cela est autorise expressement par resolution du Conseil d'administration, etre imprimee, gravee, lithographiee ou autrement reproduite mecaniquement sur tous les contrats, documents ou actes ecrits ou sur les obligations, debentures ou autres valeurs mobilieres de la Compagnie signees ou emises pour le compte de la Compagnie. Tout contrat, document ou acte ecrit ou obligation, debenture ou autre valeur mobiliere de la Compagnie sur lequel la signature de l'un des officiers, administrateurs ou personnes precitees sera ainsi reproduite, avec l'autorisation, par resolution, du Conseil d'administration, sera cense etre dument signe par ces personnes, et sera

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a toutes fins aussi valide que s'il avait ete signe manuellement. Ces documents sont valides nonobstant le fait que les officiers, administrateurs ou personnes, dont la ou les signatures sont ainsi reproduites, ont cesse d'etre en fonction a la date de livraison ou de l'emission de tels contrats, documents ou actes ecrits ou obligations, debentures ou autres valeurs mobilieres de la Compagnie.

                                  DECLARATIONS

75. Le president du Conseil d'administration, le president de la Compagnie, l'administrateur-gerant [ou directeur general], tout vice-president, le secretaire, le tresorier, le secretaire-tresorier, le secretaire-adjoint, le tresorier-adjoint, le secretaire-tresorier-adjoint, le gerant, le comptable ou le premier commis et tout autre officier ou personne autorisee par un officier de la Compagnie, sont autorises a comparaitre et a faire toutes les procedures au nom et pour le compte de la Compagnie a la suite de brefs, ordonnances et interrogatoires sur faits et articles emis par des cours de justice, a faire toute declaration au nom de la Compagnie a la suite de brefs de saisie-arret dans lesquels la Compagnie est designee comme tierce-saisie, a donner tout affidavit ou faire toute declaration assermentee relativement aux saisies-arrets ou a toute procedure judiciaire a laquelle la Compagnie est partie, a faire des demandes de cession de biens ou des requetes pour ordonnance de liquidation ou ordonnance de sequestre contre tout debiteur de la Compagnie, et a etre present et a voter aux assemblees des creanciers et des debiteurs de la Compagnie et a accorder toute procuration a ces fins, et a poser relativement a ces procedures tout autre acte ou geste qu'ils estiment etre dans le meilleur interet de la Compagnie.

76. MANDATAIRE ET AGENT. Le Conseil d'administration, le President du conseil, le President du comite executif ou le President ou toute autre personne nommee par l'un d'entre eux aura le pouvoir, a sa convenance, de nommer des agents ou mandataires de la Compagnie qui seront habilites a agir soit au Quebec soit a l'etranger et possederont tels pouvoirs d'administration ou autre qui pourront leur etre confies, incluant le pouvoir de sous-deleguer ces pouvoirs.

77. CAUTIONNEMENT. Le Conseil d'administration ou, sur instructions du Conseil d'administration, le President du conseil, le President du comite executif ou le President ou toute autre personne nommee par l'un d'entre eux pour ces fins, pourra exiger, que les officiers, employes, agents ou

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mandataires de la Compagnie nommes en vertu de l'article precedent fournissent a la Compagnie des garanties ou cautionnements relatifs a l'execution en bonne et due forme de leurs pouvoirs et devoirs. Le Conseil d'administration decidera des garanties requises et la forme qu'elles devront prendre.

78. REPRESENTATION DE LA COMPAGNIE. Tout officier de la Compagnie est habilite par les presentes a confier des procurations et a faire en sorte de deleguer a toute personne les droits de vote afferents aux actions d'autres compagnies ou societes que la Compagnie peut detenir. Sous reserve de la faculte de tout officier de choisir la personne a qui ces procurations seront confiees, le Conseil d'administration pourra donner des instructions aux personnes qu'il, aura nommees quant a l'exercice des droits de vote representes par la ou les procuration[s].

                           AMENDEMENTS AUX REGLEMENTS

79. Les administrateurs peuvent revoquer, modifier ou remettre en vigueur les reglements, mais chaque reglement, [a l'exception de ceux relatifs aux agents, officiers et employes de la Compagnie et a l'exception des reglements qui, selon les dispositions de la Loi, doivent etre approuves et sanctionnes par les actionnaires avant d'entrer en vigueur] et chaque revocation, modification ou remise en vigueur d'un reglement, a moins qu'ils ne soient ratifies dans l'intervalle par une assemblee generale de la Compagnie dument convoquee a cette fin, ne sont en vigueur que jusqu'a la prochaine assemblee annuelle de la Compagnie et, s'ils ne sont pas ratifies a cette assemblee, ils cessent, mais de ce jour seulement, d'etre en vigueur.

                               POUVOIRS D'EMPRUNT

80. POUVOIRS. Les administrateurs de la Compagnie peuvent, lorsqu'ils le jugent opportun:

          [a]  contracter des emprunts de deniers sur le credit de la Compagnie;

          [b] emettre des obligations ou autres valeurs de la Compagnie et les donner en garantie ou les vendre pour les prix et sommes juges convenables;

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          [c]  nonobstant les dispositions du Code civil, hypothequer, nantir ou mettre en gage les biens mobiliers et immobiliers, presents et futurs, de la Compagnie, pour assurer le paiement de telles obligations ou autres valeurs, ou donner une partie seulement de ces garanties pour les memes fins; et constituer l'hypotheque, le nantissement et le gage cidessus mentionnes par acte de fideicommis, conformement aux articles 28 et 29 de la Loi sur les pouvoirs speciaux des corporations [L.R.Q. 1977, c. P-16], ou de toute autre maniere permise par les lois du Canada ou de l'une de ses provinces;

          [d] hypothequer ou nantir les immeubles, ou donner en gage ou autrement frapper d'une charge les biens meubles de la Compagnie, ou donner ces garanties, pour assurer le paiement des emprunts contractes autrement que par emission d'obligations, ainsi que le paiement ou l'execution des autres dettes, contrats et engagements de la Compagnie,

          Les limites et restrictions du present article ne s'appliquent pas aux emprunts contractes par la Compagnie au moyen de lettres de change ou billets faits, tires, acceptes ou endosses par la Compagnie ou en faveur de la Compagnie.

81. DELEGATION DES POUVOIRS. Les administrateurs peuvent, par resolution, deleguer au president et au secretaire ou a deux autres officiers de la Compagnie [y compris le president ou le secretaire] tous et chacun des pouvoirs qui leur sont conferes par les dispositions de l'article precedent dans telle mesure et de telle maniere qu'ils le jugeront a propos en vertu d'une telle resolution.

          Les pouvoirs conferes par cet article et l'article precedent seront presumes s'ajouter et non pas remplacer tous autres pouvoirs d'emprunt qui peuvent etre autrement conferes aux administrateurs ou officiers de la Compagnie.

                  POUVOIRS SUPPLEMENTAIRES DES ADMINISTRATEURS

82. Les administrateurs de la Compagnie peuvent de temps a autre acheter, louer ou autrement acquerir, aliener, vendre, echanger ou autrement disposer de titres, droits, titres au porteur, options, debentures, terrains, proprietes

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et autres biens meubles et immeubles et tous droits ou privileges sur les biens de la Compagnie pour la consideration et selon les modalites qu'ils jugeront convenables. Sans restreindre la portee generale de ce qui precede, la Compagnie peut employer, en tout ou en partie, ses fonds pour l'achat d'actions d'autres Compagnies.

                              CREATION DE DIVISIONS

83. Le Conseil d'administration aura le controle de l'organisation administrative des affaires de la Compagnie. A ces fins, le Conseil pourra creer des divisions, departements ou unites de production, les reorganiser ou les consolider a son entiere discretion.

84. NOM DE LA DIVISION. La Compagnie pourra nommer toute division ou unite administrative, et toute division ainsi nommee pourra faire affaires sous son propre nom. La denomination sociale de la Compagnie devra etre lisiblement indiquee sur tous ses effets de commerce, contrats, factures et commandes de marchandise ou de service.

85. OFFICIERS DES DIVISIONS. Il sera loisible au Conseil d'administration de creer des postes d'officiers des divisions creees en vertu des articles precedents et de nommer toute personne pour occuper ces postes, aux conditions et contre la remuneration fixee par le Conseil d'administration.

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                               EXERCICE FINANCIER

86. L'exercice financier de la Compagnie se terminera chaque annee a la date que le Conseil d'administration peut determiner par resolution, quand il le juge opportun.

          Le reglement precite est etabli tel que l'atteste la signature de tous les administrateurs de la Compagnie ce 27e jour de janvier 1986, le tout conformement a l'article 89.3 de la Loi sur les Compagnies de la Province de Quebec (R.S.Q., c. C-38), telle qu'amendee.


/s/ Jean Coutu                                     /s/ Louis Coutu
-----------------------------                      -----------------------------
Jean Coutu                                         Louis Coutu


/s/ Michel Coutu                                   /s/ Francois-Jean Coutu
-----------------------------                      -----------------------------
Michel Coutu                                       Francois-Jean Coutu


/s/ Yvon  Bechard                                  /s/ Conrad  Harrington
-----------------------------                      -----------------------------
Yvon  Bechard                                      Conrad  Harrington


/s/ Camille Dagenais                               /s/ Laurent Picard
-----------------------------                      -----------------------------
Camille Dagenais                                   Laurent Picard


/s/ Jacques  Masse                                 /s/ Yvon  Martineau
-----------------------------                      -----------------------------
Jacques  Masse                                     Yvon  Martineau